Exhibit 99.1

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

FOR IMMEDIATE RELEASE	Date: February 9, 2009
From: Jeffrey T. Bowman
Chief Executive Officer

Crawford Reports Improvement in 2008 Fourth Quarter and Annual Results

Net Income Increases over 150% on Revenue Growth of 7%

Annual Revenues before Reimbursements Exceed $1 Billion for First Time

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the fourth quarter and year ended December 31, 2008.

Consolidated Results

Fourth quarter 2008 consolidated revenues before reimbursements totaled $262.9 million compared to $245.2 million in the 2007 fourth quarter. Fourth quarter 2008 net income was $8.3 million, more than 150% over the $3.3 million generated in the 2007 fourth quarter. Fourth quarter 2008 diluted earnings per share were $0.16 compared to $0.07 in the prior-year quarter. Net income in the 2008 fourth quarter included a $2.5 million non-taxable gain on the sale of a business in our Holland subsidiary, or $0.05 per share, and restructuring costs in certain of our operations which totaled $2.2 million, after related income taxes, or $0.04 per share. In addition, during the 2008 fourth quarter the Company recognized $863,000 for certain previously unrecognized U.S. tax credits and $900,000 related to the recognition of a current-year research and development tax credit as a result of legislation passed by Congress during October 2008 which reinstated this credit for the current year. These items increased diluted earnings per share by $0.04 during the 2008 fourth quarter.

2008 consolidated revenues before reimbursements totaled a record of $1.05 billion compared to $975.1 million in 2007. Net income in 2008 was $32.3 million, up 100% from 2007 net income of $16.1 million. Full year 2008 diluted earnings per share were $0.62 compared to $0.32 in the prior year. Net income in 2007 included gains on disposal of assets of $5.6 million, net of related income taxes, or $0.11 per share.

Crawford generated $71.0 million of cash from operations in 2008, which was up over 200% from the $23.3 million in cash provided by operations during 2007. The $47.7 million improvement was due to both higher earnings and improved working capital management. The Company’s consolidated cash and cash equivalent position as of December 31, 2008 totaled $73.1 million compared to $50.9 million at December 31, 2007.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

International Operations

Fourth quarter 2008 revenues before reimbursements for the International Operations segment grew 2.1% to $109.6 million from $107.3 million for the same period in 2007. Compared to the 2007 fourth quarter, during the 2008 fourth quarter the U.S. dollar strengthened against most major foreign currencies, resulting in a negative exchange rate impact. Excluding the negative impact of exchange rate fluctuations, international revenues would have been $119.8 million in the 2008 fourth quarter, reflecting growth in revenues on a constant dollar basis of 11.6%. International operating expenses for the 2008 fourth quarter increased by $1.2 million in U.S. dollars, a 1.3% increase, and by 10.7% on a constant dollar basis, compared to the 2007 period. Operating earnings improved to $10.9 million in the 2008 fourth quarter, up 10.3% over last year’s fourth quarter operating earnings of $9.9 million. The related operating margin was 9.9% in the 2008 fourth quarter, improving from the 9.2% operating margin in the 2007 fourth quarter.

U.S. Property & Casualty

U.S. Property & Casualty revenues before reimbursements were $59.8 million in the fourth quarter of 2008, increasing 35.2% from $44.2 million in the 2007 fourth quarter. Revenues generated by the Company’s catastrophe adjuster group were $11.3 million in the 2008 fourth quarter, compared to $1.8 million in the 2007 period. Operating earnings in the 2008 fourth quarter in the U.S. Property & Casualty segment improved to $4.8 million, or 8.0% of revenues, compared to an operating loss of ($466,000), or (1.1%) of revenues in the 2007 fourth quarter. This improvement reflects the benefits of increased efficiencies from the Company’s ongoing technology investments in this segment and from the completion of catastrophe-related claims.

Broadspire

Revenues before reimbursements from the Broadspire segment were $75.6 million in the 2008 fourth quarter up slightly from $75.2 million in the 2007 quarter. Broadspire had an operating loss of ($1.8) million in the 2008 fourth quarter, or (2.4%) of revenues, compared to an operating loss of ($388,000), or (0.5%) of revenues, in the prior-year period. This decline was primarily due to lower workers’ compensation claim referrals as a result of weakening U.S. employment levels.

Legal Settlement Administration

Legal Settlement Administration revenues before reimbursements were $18.0 million in the 2008 fourth quarter, compared to $18.4 million in the 2007 quarter, reflecting an overall slowdown in class action settlements. Operating earnings totaled $2.3 million in the 2008 fourth quarter, or an operating margin of 12.9% of revenues, compared to $2.9 million, or 15.9% of revenues, in the prior-year period. The segment’s awarded project backlog totaled approximately $42.0 million at December 31, 2008 as compared to $45.0 million at December 31, 2007.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

Management’s Comments

Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, “Our fourth quarter 2008 operating results continued the overall solid results we achieved in our business during the year. Our overall improvement has been driven by incremental revenues and the results of our continued focus on cost control and technology-led process improvements.

“Our consolidated revenues before reimbursements improved by 7% in the fourth quarter on the strength of our U.S. Property & Casualty segment. The solid performance of our core business was enhanced by incremental catastrophe-related business due to Hurricanes Gustav and Ike in the United States as we worked to complete claims arising from those storms in the 2008 fourth quarter.

“Operating cash flow for the 2008 fourth quarter showed a $47.7 million improvement over 2007. We continue to drive our company to improve its working capital profile, primarily by focusing on better management of processes related to unbilled revenues and accounts receivable and by linking our incentive compensation programs to increased performance in this area. The substantial improvement in operating cash flows is a direct result of those efforts and is net of $17.4 million in additional contributions to our frozen U.S. defined benefit pension plan during 2008.

Mr. Bowman continued, “We were pleased with our results for 2008, especially as the global economy entered into one of the most challenging economic periods in over half a century. We are committed to managing our operations toward improved operating performance and market share expansion as we go forward, while at the same time continuing to enhance our industry-leading quality. Our operating plans for 2009 anticipate continued progress being made in our business units as we build on 2008’s strong results. However, the immediate effect of severe stock market declines and economic slowing has been to negatively affect the asset values in our defined benefit pension plans during the latter half of fiscal 2008. As a consequence, despite anticipated improvement in operating performance, our guidance for fiscal 2009 includes a substantial increase in defined benefit pension expense that materially affects our net earnings outlook.”

2009 Guidance

Crawford & Company provided guidance for 2009 as follows:

•	Consolidated revenues before reimbursements between $960 million and $980 million.

•	Consolidated operating earnings between $50.5 million and $55.8 million.

•

After reflecting stock-based compensation expense, net corporate interest expense, customer-relationship intangible asset amortization expense, special charges and credits and income taxes, consolidated net income on a GAAP basis between $22.0 million and $25.0 million, or $0.41 to $0.47 diluted earnings per share.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

Mr. Bowman concluded, “In order to better illustrate the significant non-operating challenges we face in 2009, particularly as it relates to our underfunded defined benefit pension plans, the following analyses provide a reconciliation of revenues before reimbursement, operating earnings, net income and diluted earnings per share from our reported 2008 results to the midpoint of the 2009 guidance we are providing today:”

	Reconciliations of Reported 2008 Results to Midpoint of 2009 Guidance
In millions, except earnings per share and percentages	Amount
Revenues before Reimbursement:
2008 revenues	$1,048.6
Net organic growth	21.3

Pro forma 2009 revenues without foreign currency impact	1,069.9
Less:
Sale of international subsidiary	(6.6)
Foreign currency impact	(93.3)

Midpoint 2009 revenue guidance	$970.0

Operating Earnings:
2008 operating earnings	$69.1
Net organic growth	8.6

Pro forma 2009 operating earnings without foreign currency impact	77.7
Less:
Foreign currency impact	(7.6)
Increase in pension expense	(16.9)

Midpoint 2009 operating earnings guidance	$53.2

		Diluted EPS Impact
Net Income and Diluted Earnings per Share:
2008 net income	$32.3	$0.62
Operating earnings increase	5.5	0.09
Net corporate interest reduction	2.9	0.05
Other	(1.0)	(0.02)

Pro forma 2009 net income and EPS without foreign currency and pension impact	39.7	0.74
Less:
Foreign currency impact	(5.0)	(0.09)
Increase in pension expense	(11.2)	(0.21)

Midpoint 2009 net income and EPS guidance	$23.5	$0.44

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

Crawford & Company’s management will host a conference call with investors on Monday, February 9, 2009 at 3:00 P.M. EST to discuss earnings and other developments. The call will be recorded and available for replay through February 16, 2009. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The access code is 82943095. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

On January 1, 2008 the Company’s strategic warranty services unit was transferred from the Legal Settlement Administration segment to the U.S. Property & Casualty segment. Prior period amounts for both segments have been restated to reflect this transfer.

Further information regarding the Company’s financial position, operating results, and cash flows for the quarter and year ended December 31, 2008 is shown on the attached unaudited financial statements. Operating earnings (a non-GAAP financial measure) is the key financial performance measure used by the Company’s senior management to evaluate the performance of its segments and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate operating performance using the same criteria that management uses. Operating earnings exclude net corporate interest expense, stock option expense, income tax expense, amortization of customer relationship intangible assets, unallocated corporate and shared costs and certain other charges and credits. Net corporate interest expense, stock option expense and income taxes are recurring components of the Company’s net income, but they are not considered part of operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions made by the Company, stock option expense relates to historically granted stock options which are not allocated to operating segments, and income taxes are based on statutory rates in effect in each of the locations where the Company provides services and vary throughout the world. Amortization expense relates to non-cash amortization of customer relationship intangible assets resulting from business combinations. These costs are not allocated to the segments for assessing performance. None of the aforementioned costs relate directly to the performance of the Company’s services and are therefore excluded in order to accurately assess the results of segment operating activities on a consistent basis. Certain other credits and charges represent events (gains on disposal of assets, restructuring activities, etc.) that are not considered part of segment operating earnings since they historically have not regularly impacted the Company’s operating performance and are not expected to regularly impact future performance. Following is a reconciliation of segment operating earnings to consolidated net income on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented:

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

	Quarter ended				Year ended
	December 31, 2008	% Margin	December 31, 2007	% Margin	December 31, 2008	% Margin	December 31, 2007	% Margin
Operating Earnings (Loss):
U.S. property & casualty	$4,792	8.0%	$(466)	(1.1)%	$22,614	10.4%	$7,621	3.9%
International operations	10,866	9.9	9,850	9.2	38,893	8.7	24,660	6.5
Broadspire	(1,840)	(2.4)	(388)	(0.5)	3,526	1.1	3,141	1.0
Legal settlement administration	2,322	12.9	2,932	15.9	10,814	14.4	10,727	12.7
Unallocated corporate and shared costs	(1,581)	(0.6)	(1,872)	(0.8)	(6,728)	(0.6)	(8,919)	(0.9)
Add/(deduct):
Other credits/(charges)	(788)	(0.3)	—	—	(788)	(0.1)	8,824	0.9
Stock option expense	(144)	(0.1)	(290)	(0.1)	(861)	(0.1)	(1,191)	(0.1)
Amortization expense	(1,504)	(0.6)	(1,507)	(0.6)	(6,025)	(0.6)	(6,025)	(0.6)
Net corporate interest expense	(4,216)	(1.6)	(4,154)	(1.7)	(17,622)	(1.7)	(17,326)	(1.8)
Income benefit (expense)	430	0.2	(801)	(0.3)	(11,564)	(1.1)	(5,396)	(0.6)

Net income	$8,337	3.2	$3,304	1.3	$32,259	3.1	$16,116	1.7

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world’s largest independent provider of claims management and related solutions to the risk management and insurance industry as well as self-insured entities, with a global network of more than 700 locations in 63 countries. Major service lines include property and casualty claims management; warranty inspections; integrated claims and medical management for workers’ compensation; legal settlement administration, including class action and bankruptcy claims administration; and risk management information services. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDB.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the United States Securities and Exchange Commission and available at www.sec.gov or in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In Thousands, Except Earnings Per Share and Percentages)

Year Ended December 31	2008	2007	% Change
Revenues:
Revenues Before Reimbursements	$1,048,582	$975,143	8%
Reimbursements	87,334	76,135	15%

Total Revenues	1,135,916	1,051,278	8%

Costs and Expenses:
Cost of Services Provided, Before Reimbursements	770,724	733,392	5%
Reimbursements	87,334	76,135	15%

Total Cost of Services	858,058	809,527	6%

Selling, General, and Administrative Expenses	215,625	211,737	2%
Corporate Interest Expense, Net	17,622	17,326	2%
Restructuring Costs	3,300	—	nm

Total Costs and Expenses	1,094,605	1,038,590	5%

Gain on Sale of Former Corporate Headquarters	—	4,844	nm

Gains on Sales of Businesses	2,512	3,980	-37%

Income Before Income Taxes	43,823	21,512	104%
Provision for Income Taxes	11,564	5,396	114%

Net Income	$32,259	$16,116	100%

Earnings Per Share:
Basic	$0.64	$0.32	100%

Diluted	$0.62	$0.32	94%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	50,696	50,464

Diluted Earnings Per Share	52,175	50,598

nm = not meaningful

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In Thousands, Except Earnings Per Share and Percentages)

Quarter Ended December 31,	2008	2007	% Change
Revenues:
Revenues Before Reimbursements	$262,889	$245,224	7%
Reimbursements	17,756	21,261	-16%

Total Revenues	280,645	266,485	5%
Costs and Expenses:
Cost of Services Provided, Before Reimbursements	196,481	186,203	6%
Reimbursements	17,756	21,261	-16%

Total Cost of Services	214,237	207,464	3%

Selling, General, and Administrative Expenses	53,497	50,762	5%
Corporate Interest Expense, Net	4,216	4,154	1%
Restructuring Costs	3,300	—	nm

Total Costs and Expenses	275,250	262,380	5%

Gain on Sale of Business	2,512	—	nm

Income Before Income Taxes	7,907	4,105	93%
(Benefit) Provision for Income Taxes	(430)	801	-154%

Net Income	$8,337	$3,304	152%

Earnings Per Share - Basic and Diluted	$0.16	$0.07	129%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	50,922	50,551

Diluted Earnings Per Share	52,871	50,643

nm = not meaningful

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT

Year Ended December 31

Unaudited

(In Thousands, Except Percentages)

	U.S. Property & Casualty		% Change	International		% Change	Broadspire		% Change	Legal Settlement Administration		% Change
	2008	2007		2008	2007		2008	2007		2008	2007
Revenues Before Reimbursements	$216,753	$192,966	12.3%	$445,056	$376,639	18.2%	$311,841	$321,331	-3.0%	$74,932	$84,207	-11.0%

Compensation & Benefits	133,933	126,146	6.2%	303,197	259,796	16.7%	175,412	183,481	-4.4%	35,359	39,500	-10.5%

% of Revenues Before Reimbursements	61.8%	65.4%		68.1%	69.0%		56.3%	57.1%		47.2%	46.9%

Expenses Other than Reimbursements, Compensation & Benefits	60,206	59,199	1.7%	102,966	92,183	11.7%	132,903	134,709	-1.3%	28,759	33,980	-15.4%

% of Revenues Before Reimbursements	27.8%	30.7%		23.2%	24.5%		42.6%	41.9%		38.4%	40.4%

Total Operating Expenses	194,139	185,345	4.7%	406,163	351,979	15.4%	308,315	318,190	-3.1%	64,118	73,480	-12.7%

Operating Earnings (1)	$22,614	$7,621	196.7%	$38,893	$24,660	57.7%	$3,526	$3,141	12.3%	$10,814	$10,727	0.8%

% of Revenues Before Reimbursements	10.4%	3.9%		8.7%	6.5%		1.1%	1.0%		14.4%	12.7%

Three Months Ended December 31

Unaudited

(In Thousands, Except Percentages)

	U.S. Property & Casualty		% Change	International		% Change	Broadspire		% Change	Legal Settlement Administration		% Change
	2008	2007		2008	2007		2008	2007		2008	2007
Revenues Before Reimbursements	$59,818	$44,239	35.2%	$109,551	$107,309	2.1%	$75,552	$75,239	0.4%	$17,968	$18,437	-2.5%

Compensation & Benefits	37,656	29,824	26.3%	73,205	70,774	3.4%	42,740	42,322	1.0%	8,788	8,956	-1.9%

% of Revenues Before Reimbursements	63.0%	67.4%		66.8%	66.0%		56.6%	56.3%		48.9%	48.6%

Expenses Other than Reimbursements, Compensation & Benefits	17,370	14,881	16.7%	25,480	26,685	-4.5%	34,652	33,305	4.0%	6,858	6,549	4.7%

% of Revenues Before Reimbursements	29.0%	33.7%		23.3%	24.8%		45.8%	44.2%		38.2%	35.5%

Total Operating Expenses	55,026	44,705	23.1%	98,685	97,459	1.3%	77,392	75,627	2.3%	15,646	15,505	0.9%

Operating Earnings (Loss) (1)	$4,792	($466)	1128.3%	$10,866	$9,850	10.3%	($1,840)	($388)	-374.2%	$2,322	$2,932	-20.8%

% of Revenues Before Reimbursements	8.0%	-1.1%		9.9%	9.2%		-2.4%	-0.5%		12.9%	15.9%

(1)	A non-GAAP financial measurement which represents earnings before net corporate interest expense, amortization of customer-relationship intangible assets, stock option expense, income tax expense, unallocated corporate and shared costs, restructuring costs, and gains on asset sales. See page 6 for a reconciliation of Operating Earnings to Net Income computed in accordance with GAAP.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2008 and December 31, 2007

Unaudited

(In Thousands)

	December 31 2008	* December 31 2007
Assets
Current Assets:
Cash and Cash Equivalents	$73,124	$50,855
Accounts Receivable, Net	157,430	178,528
Unbilled Revenues, Net	99,115	136,652
Prepaid Expenses and Other Current Assets	18,688	16,717

Total Current Assets	348,357	382,752

Property and Equipment	140,399	153,733
Less Accumulated Depreciation	(95,785)	(104,467)

Net Property and Equipment	44,614	49,266

Other Assets:
Goodwill	256,455	263,769
Intangible Assets Arising from Business Acquisitions, Net	111,389	118,678
Capitalized Software Costs, Net	46,296	40,032
Deferred Income Tax Assets	64,964	18,923
Other Noncurrent Assets	25,000	29,362

Total Other Assets	504,104	470,764

Total Assets	$897,075	$902,782

Liabilities and Shareholders’ Investment
Current Liabilities:
Short-Term Borrowings	$13,366	$29,389
Accounts Payable	40,711	39,601
Accrued Compensation and Related Costs	77,802	69,655
Other Accrued Current Liabilities	56,978	57,360
Self-Insured Risks	17,939	18,290
Accrued Income Taxes	11,764	10,435
Deferred Revenues	59,679	64,363
Current Installments of Long-Term Debt and Capital Leases	2,284	2,475

Total Current Liabilities	280,523	291,568

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	181,206	183,449
Deferred Revenues	42,795	58,925
Self-Insured Risks	18,531	20,337
Accrued Pension Liabilities	179,542	76,977

Other Noncurrent Liabilities	14,119	12,265

Total Noncurrent Liabilities	436,193	351,953

Minority Interest in Equity of Consolidated Affiliates	4,808	5,046

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	26,523	25,935
Class B Common Stock, $1.00 Par Value	24,697	24,697
Additional Paid-in Capital	26,342	19,057
Retained Earnings	256,146	223,793
Accumulated Other Comprehensive Loss	(158,157)	(39,267)

Total Shareholders’ Investment	175,551	254,215

Total Liabilities and Shareholders’ Investment	$897,075	$902,782

*	Derived from the audited Consolidated Balance Sheet

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2008 and December 31, 2007

Unaudited

(In Thousands)

	2008	2007
Cash Flows From Operating Activities:
Net Income	$32,259	$16,116
Reconciliation of Net Income to Net Cash Provided By Operating Activities:
Depreciation and Amortization	30,331	29,646
Stock-Based Compensation	5,858	2,929
Loss on Sales of Property and Equipment, Net	195	554
Gains on Sales of Businesses	(2,512)	(3,980)
Gain on 2006 Sale of Former Corporate Headquarters	—	(4,844)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable	6,785	12,450
Unbilled Revenues	22,093	(11,298)
Accrued Income Taxes	3,324	2,885
Accounts Payable and Accrued Liabilities	21,117	(1,949)
Deferred Revenues	(19,024)	(22,571)
Retirement Plan Liabilities	(25,416)	2,188
Prepaid Expenses and Other Operating Activities	(4,035)	1,158

Net Cash Provided By Operating Activities	70,975	23,284

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment, Net	(14,552)	(15,734)
Capitalization of Computer Software Costs	(16,797)	(11,980)
Proceeds from Sale of Investment Security	—	5,000
Proceeds from Sales of Businesses, net of cash disposed	4,433	5,000
Other Investing Activities, Net	(1,120)	(1,373)

Net Cash Used In Investing Activities	(28,036)	(19,087)

Cash Flows From Financing Activities:
Decrease in Short-Term Borrowings, Net	(11,752)	(1,483)
Payments on Long-Term Debt and Capital Lease Obligations	(2,484)	(15,515)
Proceeds from Stock-Based Compensation Plans	2,016	717
Other Financing Activities, Net	—	(908)

Net Cash Used In Financing Activities	(12,220)	(17,189)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(8,450)	2,173

Increase (Decrease) in Cash and Cash Equivalents	22,269	(10,819)
Cash and Cash Equivalents at Beginning of Year	50,855	61,674

Cash and Cash Equivalents at End of Year	$73,124	$50,855